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                                                                    EXHIBIT 10.2


                         SEVERANCE AGREEMENT AND RELEASE

      This SEVERANCE AGREEMENT AND RELEASE ("Agreement") is made as of the 24th day of May, 2001, by and among GTECH Holdings Corporation, GTECH Corporation (together with their respective direct and indirect subsidiaries and affiliates and any of their respective officers, directors or employees) (collectively "GTECH" or the "Company") and Donald Stanford ("Mr. Stanford").

                                   WITNESSETH:

      WHEREAS, Mr. Stanford has been employed by GTECH since October, 1979, presently as Chief Technology Officer; and

      WHEREAS, GTECH has sought for its own convenience that Mr. Stanford and GTECH sever their relationship; and

      WHEREAS, the parties wish to set forth their agreement respecting the terms and conditions thereof.

      NOW, THEREFORE, the parties hereby agree as follows:

1.    Termination of Employment.

      It is hereby agreed that Mr. Stanford's employment shall terminate effective as of February 15, 2002 or six (6) months after the date of hire of a Chief Development officer, whichever is sooner (the "Termination Date").

2.    Continuation of Base Salary.

      a. In furtherance of GTECH's obligations to Mr. Stanford under its severance policy, and in consideration of his long-standing contribution to GTECH, GTECH shall provide Mr. Stanford, within ten (10) days of the Termination Date, with a one-time payment of $700,000, subject to all applicable withholdings and deductions.

      b. This payment and the other benefits provided for in this Agreement constitute the entire obligation of GTECH, represent full and complete satisfaction by GTECH of all obligations under the severance policy, and constitute full and complete settlement of any claim under law or equity that that Mr. Stanford might otherwise assert against GTECH for compensation, benefits or remuneration of any form.

3. Benefits. From and after the Termination Date, Mr. Stanford shall not be eligible for any GTECH benefits or perquisites, and shall no longer be eligible to participate in any GTECH benefit program or plan, except as expressly set forth below:
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      a. So long as GTECH participates in an "insured" plan (currently United
Health Plans of New England), GTECH shall, for a period of six (6) years following the Termination Date, or until Mr. Stanford's earlier death, continue to provide medical benefits to Mr. Stanford under such "insured" plan. Thereafter, Mr. Stanford shall be entitled to whatever medical coverage, if any, is required to be provided by applicable law. GTECH shall provide Mr. Stanford, within ten (10) days of the Termination Date, with a one-time payment in the amount of $2,500.00 in lieu of providing dental and vision coverage.

      b. GTECH shall pay to Mr. Stanford his accrued but unused vacation pay during the pay period following the Termination Date.

      c. Mr. Stanford shall be eligible for consideration for a CMIP bonus for FYE `01, in accordance with the terms of the current incentive plan. Mr. Stanford also shall be eligible for a pro rata CMIP bonus for FYE '02, in accordance with the terms of the then-current incentive plan. Nothing herein shall create an expectation of an entitlement to a bonus on the part of Mr. Stanford.

      d. Mr. Stanford shall have pro rata usage of his Executive Perquisites Plan account for calendar year 2002.

4. Continuing Obligations. Mr. Stanford further covenants with GTECH as follows:

      a. For a period of three years (3) years after the Termination Date, Mr. Stanford, upon reasonable notice, shall furnish such information and proper assistance to GTECH as may reasonably be required in connection with any third party claims, investigations, litigation or similar proceedings which may involve GTECH with respect to the period of Mr. Stanford's employment with GTECH.

      b. Mr. Stanford shall not knowingly use for his own benefit or disclose or reveal to any unauthorized person any trade secret or other confidential information relating to GTECH, including any customer lists, customer needs, price and performance information, processes, specifications, hardware, software, firmware, programs, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of GTECH, provided that such restriction on additional information shall not apply to information which is (i) proven to be generally available in the industry, (ii) disclosed in published literature, (iii) obtained by Mr. Stanford after the Termination Date from a third party without binder of secrecy, or (iv) required to be disclosed by Mr. Stanford by court order or other process of law, provided however, that Mr. Stanford shall to the extent the circumstances allow, provide GTECH with prior written notice of such requirement and with the opportunity to assist in opposing such court order or other process of law. Mr. Stanford agrees that, except as otherwise agreed by GTECH, he will return to GTECH, promptly upon request, any physical embodiment of such confidential information.

      c. All rights, title and interest in and to any ideas, inventions, technology, processes, know-how, works, hardware, software, firmware, programs, devices, trade secrets, trade names, trademarks or service marks, which Mr. Stanford may have conceived, created, organized,


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prepared or produced during the period of his employment with GTECH and which relate to the business of GTECH, and all rights, title and interest in and to any patents, patent applications, copyright registrations and copyright applications resulting therefrom, are owned by GTECH, and Mr. Stanford agrees to execute instruments or documents, provide evidence and testimony, and to otherwise assist GTECH in establishing, enforcing and maintaining such rights, title and interest of GTECH.

      d. GTECH shall reimburse Mr. Stanford for all reasonable and necessary expenses incurred by him pursuant to this Section 4, which are consistent with GTECH policy, upon submission by Mr. Stanford to GTECH of receipts and vouchers verifying such expenses in sufficient detail to identify the nature and amount thereof.

5. Release. Mr. Stanford acknowledges that the payments provided for in paragraphs 2 and 3 of this Agreement are greater than any to which he may have otherwise been entitled under any existing Company separation, benefit or compensation policy. In consideration of the foregoing, Mr. Stanford hereby releases and forever discharges GTECH, its present and former directors, officers, employees, agents, subsidiaries, shareholders, successors and assigns from any and all liabilities, causes of action, debts, claims and demands (including without limitation claims and demands for monetary payment) both in law and in equity, known or unknown, fixed or contingent, which he may have or claim to have based upon or in any way related to employment (as an officer, director or employee), rights or entitlements related thereto or termination of such employment by GTECH and hereby covenants not to file a lawsuit or charge to assert such claims. This includes but is not limited to claims of breach of contract and wrongful termination and claims arising under the federal Age Discrimination in Employment Act, and any other federal, state or local laws prohibiting employment discrimination or claims growing out of any legal restrictions on GTECH's right to terminate its employees.

6. Advice of Counsel. Mr. Stanford understands that various state and federal laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, disability or veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), Department of Labor and state human rights agencies. Mr. Stanford acknowledges that he has been advised by GTECH to discuss this Agreement with his attorney and has been encouraged to take this Agreement home for at least forty-five days so that he can thoroughly review and understand the effect of this Agreement before acting on it.

      Mr. Stanford acknowledges that he has been informed that the benefits provided in this Severance Agreement and Release are part of an employment termination program that has been offered to certain employees of GTECH. Mr. Stanford also acknowledges that he has been informed in writing about the job titles and ages of all individuals eligible or selected for the program, as well as the ages of all individuals in the same job classification or organizational unit who were not selected for the program.

7. Non-Competition and Other Restrictions. Mr. Stanford further covenants with GTECH as follows and expressly agrees that all payments and benefits due to him under this Agreement are subject to his compliance with the following provisions.


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      a. For six (6) years after the Termination Date, Mr. Stanford shall not engage or propose to engage, directly or indirectly (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) in the Lottery and Gaming Business (as defined below).

      As used herein, the "Lottery and Gaming Business" shall mean the provision of products or services of every nature (other than on behalf of GTECH) relating to the operation of all manner of lotteries, games of chance and parimutuel wagering however and wherever conducted. Mr. Stanford shall not be deemed to have violated this Section 7(a) merely by virtue of employment by a non-competitive division or subsidiary of a business entity or consolidated group that includes one or more divisions or subsidiaries that does in fact compete with a business carried on by GTECH, nor shall he be precluded from involvement in any internet business as long as the business is not the Lottery and Gaming Business. Mr. Stanford's ownership as a passive investor of less than one percent of the issued and outstanding stock or equity, or $100,000 principal amount of any debt securities, of any corporation, partnership or other entity engaged in the Lottery and Gaming Business shall not by itself be deemed to constitute engagement by Mr. Stanford.

      b. Further, for a period of six (6) years after the Termination Date, Mr. Stanford shall not (i) disturb or interfere with any business relationship between GTECH and any of its employees, dealers, customers, suppliers or other business associates, or (ii) solicit or cause to be solicited any officer, employee, customer or shareholder of GTECH to terminate such person's relationship with GTECH.

      c. Mr. Stanford recognizes that the possible restrictions on Mr. Stanford's activities which may occur as a result of his performance of his obligations under this Section 7 and Section 4 are required for the reasonable protection of GTECH and its investments, and Mr. Stanford expressly acknowledges that such restrictions are fair and reasonable for that purpose. Mr. Stanford further expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 7 and
Section 4, and that GTECH, in addition to all other remedies hereunder and at law or equity, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 7 are held to be in any respect an unreasonable restriction upon Mr. Stanford then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

8. Change of Address. Mr. Stanford agrees to promptly notify GTECH of any change in address, and/or non-GTECH employment or business activity occurring within twelve (12) months of the Termination Date. Such notice shall include the name and address of each such employer or business associated as well as the nature of each such non-GTECH employment or business activity.

9. Return of Property. Mr. Stanford shall return to GTECH any GTECH property in his possession, custody or control on the Termination Date.


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10.   Comments. Mr. Stanford shall at no time make or cause to be made any derogatory or disparaging comments regarding GTECH, its business, or its present or past directors, officers or employees.

11. Tax Withholding. GTECH may withhold from any compensation or benefits payable under this agreement all Federal, State, City, or other taxes as shall be required pursuant to any law or governmental regulations or ruling.

12. No Admission. The execution of this Agreement does not represent and shall not be construed as an admission of a violation of any statute or law or breach of any duty or obligation by either GTECH or Mr. Stanford.

13. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid and unenforceable provisions were omitted.

14.   Non-assignability.

      a. Neither this Agreement nor any rights or interest hereunder shall be assignable by Mr. Stanford, his beneficiaries, or legal representatives without prior written consent.

      b. This Agreement shall be binding upon, and accrue to the benefit of, Mr. Stanford and GTECH and their respective heirs, executors, administrator, successors and permitted assigns, including, in the case of GTECH, any person or entity acquiring all or substantially all of GTECH's assets.

15. Governing Law. This Agreement is made pursuant to and shall be governed by the laws of the State of Rhode Island, without regard to its rules regarding conflict of laws. In any dispute concerning this Agreement, the non-prevailing party shall pay the prevailing party's reasonable attorney's fees and costs, together with interest on any unpaid amount due at the rate of twelve percent per annum (but not in excess of the highest rate allowed by law).

16. Entire Agreement. This Agreement, along with the Business Services Agreement being executed contemporaneously with this Agreement, contain the entire understanding between Mr. Stanford and GTECH regarding the subject matter hereof and, except as expressly set forth herein, supersedes any prior agreements, written or oral.

17. Stock Options and Restricted Stock. Mr. Stanford's entitlement to any options shall be exercised in accordance with the applicable Stock Option Plans. GTECH will recommend to the Compensation Committee the acceleration of unvested options and the extension of unvested options. Mr. Stanford's entitlement to Restricted Stock, if any, shall be exercised in accordance with the 2000 Plan, which provides for the immediate vesting of all shares upon termination of employment.

18. Confidentiality. This Agreement is confidential and neither the Agreement nor any of its terms or contents shall be made public by Mr. Stanford or otherwise disclosed by him to any


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person other than his immediate family, attorney, tax advisor or accountant, except as required by law or if necessary to enforce this Agreement.

19. Modification. This Agreement may not be changed orally but only by an instrument in writing signed by the parties hereto. The parties acknowledge that they have not relied upon any representation or statement, written or oral, not set forth in this Agreement.

20. Revocation; Effective Date. Mr. Stanford may revoke his agreement to the terms hereof at any time during the seven-day period immediately following the date of his signature below ("Revocation Period") by delivering written notice of his revocation to GTECH. This Agreement shall become effective upon the expiration of the Revocation Period.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

GTECH Holdings Corporation                Attest:

By: /s/ David Calabro                      /s/ Karen Connelly
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Date: 6/12/01
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GTECH Corporation                         Attest:

By: /s/ Arlean Fellela                     /s/ Helena M. Silva
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Date: June 12, 2001
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                                          Witness:

 /s/ Donald L. Stanford                    /s/ Rebecca Corbett
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Donald Stanford

Date: May 24, 2001
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